SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2004

Commonwealth Telephone Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

0-11053 (Commission File Number)	23-2093008 (IRS Employer Identification No.)
100 CTE Drive Dallas, PA (Address of Principal Executive Offices)	18612-9774 (Zip Code)
(570) 631-2700 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

      On June 24, 2004, Commonwealth Telephone Enterprises, Inc. announced the appointment of Eileen O’Neill Odum as Executive Vice President and Chief Operating Officer.

Item 7(c).       Exhibit

Exhibit 99.1	Press Release of Commonwealth Telephone Enterprises, Inc., dated June 24, 2004, regarding the appointment of Eileen O’Neill Odum as Executive Vice President and Chief Operating Officer.

Item 9.    Regulation FD Disclosure

     On June 24, 2004, Commonwealth Telephone Enterprises, Inc. issued a press release announcing the appointment of Eileen O’Neill Odum as Executive Vice President and Chief Operating Officer. That press release, attached hereto as Exhibit 99.1, is furnished but not filed pursuant to Regulation FD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Telephone Enterprises, Inc.

Date: June 24, 2004	By:	/s/ Raymond B. Ostroski

		Name:	Raymond B. Ostroski
		Title:	Senior Vice President, General Counsel and Corporate Secretary